Exhibit 5.1
Cowden, Humphrey, Nagorney & Lovett, Co., LPA
1414 Terminal Tower
50 Public Square
Cleveland, OH 44113

November 27, 2006

Fiberstars, Inc.
32000 Aurora Road
Solon, OH 44139

Ladies and Gentlemen:

In connection with the preparation and filing of Post-Effective Amendment No. 1 to the registration statement on Form S-8, Registration No. 333-68844 (the "Registration Statement"), pursuant to Rule 414(d) of the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares of Common Stock, par value of $0.0001 per share (the "Securities"), of Fiberstars, Inc., a Delaware corporation (the "Company"), issuable under the Fiberstars, Inc. 1994 Stock Incentive Plan, the Fiberstars, Inc. 1994 Directors’ Stock Option Plan and the Fiberstars, Inc. 1994 Employee Stock Purchase Plan (the "Plans"), in connection with, and upon completion of, a reincorporation merger whereby the Company's predecessor, Fiberstars, Inc., a California corporation ("Fiberstars-California"), merged with and into the Company, its wholly owned Delaware subsidiary, with the Delaware subsidiary being the surviving corporation (the "Reincorporation Merger"), we, as counsel to the Company and its predecessor, Fiberstars-California, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that the Securities have been duly authorized, and when offered and sold pursuant to the terms and conditions of the Plans, will be validly issued and fully paid and nonassessable.

We note that the Company is deemed a 'successor issuer' of Fiberstars-California for purposes of Rule 414(d) under the Securities Act, and may expressly adopt the Registration Statement of Fiberstars-California as its own registration statement for all purposes of the Securities Act by filing Post-Effective Amendment No.1 to the Registration Statement.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment No.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Cowden, Humphrey, Nagorney & Lovett, Co., LPA